EXHIBIT 23

                     Consent of Independent Auditors


                                                EXHIBIT 23



Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Black & Decker Corporation's 1995 Stock Option Plan for Non-Employee Directors of our report dated February 9, 1995, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) filed with the Securities and Exchange Commission.










/s/ ERNST & YOUNG LLP
    Ernst & Young LLP
    Baltimore, Maryland
    April 19, 1995